UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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☐	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12
Markel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Markel Corporation
4521 Highwoods Parkway
Glen Allen, VA 23060
ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MONDAY, MAY 11, 2020
The following Notice relates to the Proxy Statement of Markel Corporation (the Company), dated March 24, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders to be held on Monday, May 11, 2020. This Supplement is being filed with the Securities and Exchange Commission and was made available to shareholders and others by means of a press release that was issued on April 3, 2020. A copy of the press release is also available at www.markel.com/proxymaterials.
THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

MARKEL CORPORATION
NOTICE OF CHANGE OF LOCATION
OF 2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MONDAY, MAY 11, 2020
Markel Corporation Announces Location Change and Will Provide Details on How to Listen to the Meeting Remotely
Richmond, Virginia, April 3, 2020 - Markel Corporation (NYSE: MKL) today announced a change in location for its 2020 Annual Meeting of Shareholders. The 2020 Annual Meeting of Shareholders will be held on Monday, May 11, at 4:30 p.m. ET at its headquarters at 4521 Highwoods Parkway, Glen Allen, Virginia. Unfortunately, due to the public health impact of the coronavirus and in compliance with governmental orders and directives, attendance at the meeting will be limited to company officers and other personnel required to conduct the meeting.
Shareholders and other interested parties will be able to listen to the meeting over the Internet. Details on how shareholders and other interested parties may do so, including how questions may be submitted in advance, will be provided in a subsequent press release.
The process for voting shares at the 2020 Annual Meeting of Shareholders remains the same, as detailed in the previously distributed Notice of Availability of Proxy Materials for the 2020 Annual Meeting of Shareholders sent to the Company’s shareholders of record as of the record date, March 3, 2020.
About Markel
Markel is a diverse financial holding company serving a variety of niche markets. The Company’s principal business markets and underwrites specialty insurance products. In each of the Company’s businesses, it seeks to provide quality products and excellent customer service so that it can be a market leader. The financial goals of the Company are to earn consistent underwriting and operating profits and superior investment returns to build shareholder value. Visit Markel on the web at markel.com.
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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 2020
The Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders, the Company’s Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other related proxy materials are available at www.markel.com/proxymaterials.